
<ARTICLE> 5

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                             625
<SECURITIES>                                       100
<RECEIVABLES>                                      730
<ALLOWANCES>                                       (7)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 2,004
<PP&E>                                          81,844
<DEPRECIATION>                                 (6,909)
<TOTAL-ASSETS>                                  78,387
<CURRENT-LIABILITIES>                            2,479
<BONDS>                                         69,839
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     32,234
<COMMON>                                        13,356
<OTHER-SE>                                    (39,521)
<TOTAL-LIABILITY-AND-EQUITY>                    78,387
<SALES>                                              0
<TOTAL-REVENUES>                                17,126
<CGS>                                                0
<TOTAL-COSTS>                                 (10,592)
<OTHER-EXPENSES>                               (4,963)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             (4,196)
<INCOME-PRETAX>                                (2,625)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (2,625)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                    374
<CHANGES>                                            0
<NET-INCOME>                                   (2,251)
<EPS-PRIMARY>                                   (1.02)<F1>
<EPS-DILUTED>                                   (1.02)<F2>

<F1>Common shares of beneficial interest equivalents were anti-dilutive. The figures presented above are simple EPS and included the effects of stock dividends discounts and accretion of discounts on redeemable convertible preferred stocks.
<F2>Common shares of beneficial interest equivalents were anti-dilutive. The figures presented above are simple EPS and included the effects of stock dividends discounts and accretion of discounts on redeemable convertible preferred stocks.

